Exhibit 99.2

Fourth Quarter and Full-Year 2011 Earnings Presentation January 26, 2012 Dick Weil Chief Executive Officer Bruce Koepfgen Chief Financial Officer

Executive summary Janus is becoming a stronger and more diverse company but currently faces challenges in fundamental equity performance During the year we maintained strong financial discipline 2011 operating income increased 11% vs. 2010; margins improved to 31.8% versus 27.7% in 2010 Generated $225 million of cash flow from operations in 2011 and had $672 million of cash and marketable securities as of December 31, 2011 We made significant headway on our strategic priorities Further diversified the business through the build-out of fixed income, institutional and international, while maintaining a focus on operational excellence Mathematical equity performance and net flows improved in 2011 Perkins maintained strong long-term performance Recruited outstanding new talent on the investment and non-investment teams

Janus Capital Group 4Q 2011 and full-year results EPS AUM Long-Term Net Flows Margin 4Q 2011 EPS of $0.19 compared to $0.15 in 3Q 2011, resulting in full-year EPS of $0.78 compared to $0.88 in 2010 Assets Under Management at December 31, 2011 of $148.2 billion increased 5.1% versus September 30, 2011 Operating margin in 4Q 2011 of 32.7% versus 31.3% in 3Q 2011 Full-year 2011 operating margin of 31.8% versus 27.7% in 2010 Janus’ total company long-term net flows were $(4.0) billion in 4Q 2011 compared to $(2.4) billion in 3Q 2011 Full-year 2011 long-term net flows of $(12.2) billion compared to $(10.8) billion in 2010

In 2011 we made progress on several key elements of our long-term strategic vision Key Elements of Long-Term Vision Progress in 2011 Build out the fixed income franchise Our fixed income franchise finished 2011 with more than $20 billion of AUM for the first time in the firm’s history Over the last 3 years, AUM has increased at a CAGR of 55% 2011 net flows were $4.9 billion, an organic growth rate of 32% Strategically expand global distribution and product capabilities Restructured our sales force to create better alignment with global opportunities Earned ‘buy’ recommendations from a number of non-U.S. consultants on fundamental equity products, which is translating into better gross sales Completed the build-out of our Singapore office Launched Asia Equity strategy Increase market share in the institutional channel Hired Susan Oh as Head of our U.S. Institutional distribution in October Added ‘buy’ recommendations on a number of fixed income and fundamental equity products Improved performance in our mathematical equity strategies, and we are seeing increased interest, particularly in non-U.S. regions Expand product capabilities to meet clients’ demands Seeded ~$120 million of new U.S. and non-U.S products across equity, fixed income and alternative disciplines Focus on operational excellence Changes implemented during the year have resulted in improved operational quality and increased productivity

4Q 2011 and full-year 2011 results Bruce Koepfgen Chief Financial Officer

4Q 2011 and full-year 2011 financial overview EPS Average AUM ($ in billions) Total Revenues ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Note: 3Q 2011 EPS included a previously disclosed non-operating loss of $0.06 per share, primarily as a result of investment losses. (1)

Lipper rankings are based on total returns. Morningstar ratings are based on risk-adjusted returns. Notes: References Lipper relative performance on an asset-weighted basis as of 12/31/2011. Refer to p. 23 and 24 for the 1-, 3- and 5-year periods and p. 28 for the 10-year period for percent of assets, percent of funds in top 2 Lipper quartiles for all periods and quantity of funds in analysis. References relative performance net of fees, as of 12/31/2011, as shown on p. 25 and 26. Refer to p. 27 for INTECH mutual fund analysis and disclosure. Complex-wide as of 12/31/2011. Refer to p. 28 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Complex-wide, 1-year performance has improved, while 5-year performance remains strong 1-Year 3-Year 5-Year % of Fund Assets Outperforming Majority of Lipper Peers Complex-Wide Mutual Fund Assets (1) 43% 34% 81% Fundamental Equity Mutual Fund Assets (1) 38% 38% 79% Fixed Income Mutual Fund Assets (1) 80% 5% 100% % of Strategies Outperforming Respective Benchmarks Mathematical Equity Strategies (2) 75% 43% 69% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 56%

Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. 1Q 2011 gross sales and redemptions exclude the transfer of $1.1 billion within mathematical equity strategies. Total company net flows declined in 4Q 2011, primarily as a result of an increase in mathematical equity outflows 25% 24% 22% 23% 20% Total Company Long-Term Flows (1,2) ($ in billions) Mathematical Equity Long-Term Flows (1,2) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 37% 30% 29% 29% 31% Annualized Redemption Rate Annualized Gross Sales Rate Fixed Income Long-Term Flows (1) ($ in billions) 27% 28% 18% 19% 16% 37% 30% 34% 33% 32% Annualized Redemption Rate Annualized Gross Sales Rate 9% 5% 20% 9% 7% 33% 29% 16% 15% 30% Annualized Redemption Rate Annualized Gross Sales Rate 59% 49% 53% 87% 62% 41% 39% 29% 39% 32% Annualized Redemption Rate Annualized Gross Sales Rate $2.1 $1.9 $2.1 $3.8 $2.9 ($1.5) ($1.5) ($1.1) ($1.7) ($1.5) $0.6 $0.4 $1.0 $2.1 $1.4 ($6) ($3) $0 $3 $6 4Q10 1Q11 2Q11 3Q11 4Q11 $6.9 $7.5 $5.0 $4.9 $3.4 ($9.6) ($8.0) ($9.6) ($8.7) ($6.6) ($2.7) ($0.5) ($4.6) ($3.8) ($3.2) ($20) ($10) $0 $10 $20 4Q10 1Q11 2Q11 3Q11 4Q11 $10.0 $9.9 $9.4 $9.7 $7.0 ($14.7) ($12.6) ($12.5) ($12.1) ($11.0) ($4.7) ($2.7) ($3.1) ($2.4) ($4.0) ($32) ($16) $0 $16 $32 4Q10 1Q11 2Q11 3Q11 4Q11 $1.0 $0.5 $2.3 $1.0 $0.7 ($3.6) ($3.1) ($1.8) ($1.7) ($2.9) ($2.6) ($2.6) $0.5 ($0.7) ($2.2) ($10) ($5) $0 $5 $10 4Q10 1Q11 2Q11 3Q11 4Q11

Quarter over quarter decline in revenue was primarily driven by a decline in average AUM and an increase in negative performance fees Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. 4Q 2011 proforma impact of mutual fund performance fees is detailed on p. 21. Average AUM ($ in billions) (1) $226.0 $202.2 38.2 37.8 ($0.2) ($3.1) 2Q 2011 3Q 2011 Management Fees Shareholder Servicing Fees and Other Performance Fees

Operating expenses declined in 4Q 2011 as a result of lower compensation and variable expenses Operating Expenses ($ in millions) 4Q 2011 operating expenses of $145.0 million declined 11% compared to 3Q 2011 Employee compensation and benefits declined 13% in 4Q 2011, primarily as a result of lower variable compensation Long-term incentive compensation declined 35% in 4Q 2011 as a result of lower senior profit interests at Perkins 4Q 2011 operating margin increased to 32.7% versus 31.3% in 3Q 2011 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

4Q 2011 EPS improvement was driven by lower operating expenses and the absence of significant non-operating losses, partially offset by lower revenue Quarter over Quarter Earnings per Share Change – 3Q 2011 compared to 4Q 2011 (1) Note: Non-operating expenses include interest expense, investment gains and losses, other income, income tax provision and noncontrolling interests. 3Q 2011 EPS included a non-operating loss of $0.06 per share, primarily as a result of investment losses. $0.19 $0.07 $0.06 $0.05 $0.15 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 3Q 2011 EPS Revenue Impact Operating Expenses Impact Non-Operating Expenses(1) 4Q 2011 EPS

4Q 2011 vs. 4Q 2010 balance sheet profile Balance Sheet Profile (Carrying Value) – 12/31/2010 versus 12/31/2011 ($ in millions) 12/31/2011 Seed Investments and Other (1) 2017 Maturity 2011 Maturity Mutual Fund Share Awards Held-to-Maturity Securities (2) 12/31/2010 Cash Debt Cash Debt 2012 Maturity (4) As of December 31, 2011, cash, cash equivalents and investment securities were $672 million compared to $595 million of total debt We generated $225 million in cash flow from operations in 2011 In 2011, we continued to delever the balance sheet, retiring / repaying $213 million of debt We instituted a regular quarterly dividend of $0.05 per share Cash and Cash Equivalents Notes: Includes seed investments of $115.0 million as of December 31, 2010; includes seed investments of $227.9 million and other investments of $9.3 million as of December 31, 2011. Represents U.S. Treasury notes purchased in 2Q 2010. Includes $82.3 million of 6.119% Senior Notes and $136.5 million of 3.250% Convertible Senior Notes as of December 31, 2010; includes $82.3 million of 6.119% Senior Notes and $144.8 million of 3.250% Convertible Senior Notes as of December 31, 2011. We exercised our call right on the 2012 maturity ($120.9 million carrying value) during the fourth quarter 2010 and retired the notes on January 14, 2011. 2014 Maturities (3) $373 $360 $93 $88 $75 $115 $237 $669 $672 $92 $121 $219 $227 $368 $368 $800 $595 $0 $200 $400 $600 $800

Conclusion Dick Weil Chief Executive Officer

Given the impact performance fees will have in 2012, our leadership team is focused on controlling expenses while continuing to invest in the business for long-term growth In 2012 we expect strategic investments to focus on similar themes as 2011 as we become more diversified and continue to increase our global presence Maintain the momentum in our fixed income franchise with a continued focus on the institutional channel Expand our non-U.S. distribution and client base Further develop our U.S. institutional presence Broaden our product capabilities in order to meet the needs of our clients Continue to focus on operational excellence Looking forward to 2012

Appendix

Retail Intermediary ($96.5bn) $148.2 billion in AUM as of 12/31/11 By Investment Discipline By Distribution Channel Growth / Blend ($49.7bn) Money Market ($1.5bn) Global / International ($18.4bn) Mathematical ($39.9bn) Institutional ($36.4bn) International ($15.3bn) AUM by investment discipline and distribution channel Value ($18.1bn) Fixed Income ($20.6bn) 65% 25% 10% 34% 27% 14% 12% 12% 1%

Full-year 2011 long-term net flows were driven by outflows in fundamental equity 25% 29% 25% 21% Total Company Long-Term Flows (1,2) ($ in billions) Mathematical Equity Long-Term Flows (1,2) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 25% 28% 31% 29% Fixed Income Long-Term Flows (1) ($ in billions) 29% 32% 26% 19% 27% 28% 30% 30% 18% 14% 9% 10% 20% 27% 31% 22% 28% 103% 83% 70% 48% 42% 43% 38% Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Notes: Long-term flows exclude money market flows. Sales and redemption rates calculated as a percentage of beginning of period assets. 2011 gross sales and redemptions exclude the transfer of $1.1 billion within mathematical equity strategies in 1Q 2011. $2.2 $5.7 $8.5 $10.7 ($3.7) ($2.3) ($4.5) ($5.8) ($1.5) $3.4 $4.0 $4.9 ($20) ($10) $0 $10 $20 2008 2009 2010 2011 $34.0 $21.9 $26.1 $20.8 ($31.4) ($18.8) ($30.4) ($32.9) $2.6 $3.1 ($4.3) ($12.1) ($75) ($50) ($25) $0 $25 $50 $75 2008 2009 2010 2011 $12.3 $5.8 $4.4 $4.5 ($14.0) ($11.4) ($14.9) ($9.5) ($1.7) ($5.6) ($10.5) ($5.0) ($30) ($20) ($10) $0 $10 $20 $30 2008 2009 2010 2011

Consolidated Entity 4Q 2011 EPS of $0.19 compared to $0.15 in 3Q 2011 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM and per share) 2011 2011 (%) 2011 2010 (%) Average AUM ($ in billions) 149.2 $ 155.9 $ -4.3% 162.3 $ 160.7 $ 1.0% Revenues 215.6 $ 236.9 $ -9.0% 981.9 $ 1,015.7 $ -3.3% Operating expenses 145.0 162.7 -10.9% 670.1 734.1 -8.7% Operating income 70.6 $ 74.2 $ -4.9% 311.8 $ 281.6 $ 10.7% Operating margin 32.7% 31.3% 31.8% 27.7% Interest expense (11.7) $ (13.0) $ 10.0% (51.0) $ (63.2) $ 19.3% Investment gains (losses), net 1.2 (23.4) n/m (21.9) 24.7 n/m Other income, net 2.0 1.4 42.9% 3.8 1.9 100.0% Loss on early extinguishment of debt - - n/a (9.9) - n/a Income tax provision (22.4) (11.9) -88.2% (79.4) (76.4) -3.9% Net income 39.7 27.3 45.4% 153.4 168.6 -9.0% Noncontrolling interests (4.0) 0.1 n/m (10.5) (8.7) -20.7% Net income attributable to JCG 35.7 $ 27.4 $ 30.3% 142.9 $ 159.9 $ -10.6% Diluted earnings per share attributable to JCG common shareholders 0.19 $ 0.15 $ 26.7% 0.78 $ 0.88 $ -11.4% Diluted weighted average shares outstanding (in millions) 184.0 184.0 0.0% 184.2 182.1 1.2% Quarter Ended Year Ended

4Q 2011 operating margin of 32.7% versus 31.3% in 3Q 2011 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM) 2011 2011 (%) 2011 2010 (%) Average AUM ($ in billions) 149.2 $ 155.9 $ -4.3% 162.3 $ 160.7 $ 1.0% Revenues Investment management fees 190.9 $ 202.2 $ 844.3 $ 834.6 $ Performance fees - mutual funds (13.8) (4.2) (20.9) 11.0 Performance fees - private accounts 4.6 1.1 9.2 21.6 Shareowner servicing fees and other 33.9 37.8 149.3 148.5 Total revenues 215.6 $ 236.9 $ -9.0% 981.9 $ 1,015.7 $ -3.3% Basis points Investment management fees 50.8 51.5 52.0 51.9 Investment management fees and performance fees 48.3 50.7 51.3 54.0 Operating expenses Employee compensation and benefits 62.1 $ 71.2 $ 294.9 $ 314.5 $ Long-term incentive compensation 10.7 16.4 63.0 83.1 Marketing and advertising 7.5 6.2 28.0 35.8 Distribution 30.5 35.5 141.7 140.1 Depreciation and amortization 7.8 8.1 33.3 39.1 General, administrative and occupancy 26.4 25.3 109.2 121.5 Total operating expenses 145.0 162.7 -10.9% 670.1 734.1 -8.7% Operating income 70.6 $ 74.2 $ -4.9% 311.8 $ 281.6 $ 10.7% Operating margin 32.7% 31.3% 31.8% 27.7% Quarter Ended Year Ended

The change in 2011 EPS was driven by lower revenue and higher non-operating expenses, partially offset by lower operating expenses Earnings per Share Change – 2010 compared to 2011 (1) Note: Non-operating expenses include interest expense, investment gains and losses, other income, income tax provision and noncontrolling interests. $0.78 $0.12 $0.20 $0.22 $0.88 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 FY 2010 EPS Revenue Impact Operating Expenses Impact Non-Operating Expenses(1) FY 2011 EPS

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1]
(AUM $ in millions, performance fees $ in thousands)

	EOP AUM 12/31/2011	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	4Q 2011 P&L Impact	Proforma 4Q 2011 P&L Impact [3]
Janus Contrarian Fund [4]	$2,498.4	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,389.2)	($1,389.2)
Worldwide Fund [4]	2,523.5	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	712.7	712.7
Janus Research Fund [4]	3,123.5	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	946.3	946.3
Janus Global Research Fund [5]	252.8	MSCI World Growth Index	0.64%	± 15 bps	± 6.00%	84.1	84.1
Janus Global Real Estate Fund [6]	56.2	FTSE EPRA/NAREIT Developed Index	0.75%	± 15 bps	± 4.00%	10.5	10.5
Janus International Equity Fund [7]	191.4	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	75.7	75.7
INTECH Risk-Managed Core Fund [5]	314.8	S&P 500® Index	0.50%	± 15 bps	± 4.00%	22.2	22.2
Perkins Mid Cap Value Fund [4]	13,007.7	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,264.8)	(4,264.8)
Perkins Small Cap Value Fund [8]	2,837.8	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	856.6	856.6
Perkins Large Cap Value Fund [8]	132.3	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	4.2	4.2
Janus Fund [9]	8,084.7	Core Growth Index	0.64%	± 15 bps	± 4.50%	(3,314.7)	(3,314.7)
Perkins Global Value Fund [9,10]	101.9	MSCI World℠ Index	0.64%	± 15 bps	± 7.00%	(7.2)	(7.2)
Janus Aspen Overseas Portfolio [11]	1,550.4	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(848.0)	(848.0)
Janus Overseas Fund [12]	7,936.6	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(4,774.0)	(4,774.0)
Janus Twenty Fund [13]	7,426.2	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(1,069.3)	(3,253.1)
Janus Forty Fund [13]	4,600.6	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(846.5)	(2,630.9)
Janus Emerging Markets Fund [14]	14.2	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(1.7)	(4.8)
Total Existing Funds with Fees	$54,652.8					($13,803.1)	($17,774.5)

Please refer to footnotes on p. 22.

21

Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The “Proforma 4Q 2011 P&L Impact” reflects the full quarterly impact of performance fees on the new funds. The impact for each respective fund is based on performance relative to the approved benchmark, measured from the beginning of each respective measurement period through December 31, 2011. With respect to the Janus Twenty Fund, Janus Forty Fund and the Janus Emerging Markets Fund, the “Proforma 4Q 2011 P&L Impact” reflects a full quarter of performance fees, as the funds only generated performance fees in the month of December. The performance measurement period began on 2/1/2006 and the performance adjustment was implemented as of 2/1/2007. The performance measurement period began on 1/1/2006 and the performance adjustment was implemented as of 1/1/2007. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006 and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2009 and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010 and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010 and the performance adjustment was implemented as of 12/31/2011. Mutual funds with performance-based advisory fees (cont.)

More than 80% of complex-wide mutual fund assets are outperforming the majority of Lipper peers over the 5-year period (1) Complex-Wide: Percent in Top 2 Lipper Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds Note: References Lipper relative performance as of 12/31/2011. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. % of Assets 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 63% 31% 46% 30% 20% 24% 24% 29% 20% 22% 86% 55% 75% 50% 41% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 Percent of Janus Investment Funds . 1st Quartile 2nd Quartile 51% 65% 69% 66% 59% 30% 17% 17% 16% 21% 81% 83% 86% 82% 79% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 Percent of Janus Investment Funds . 1st Quartile 2nd Quartile 78% 80% 71% 50% 26% 16% 7% 24% 14% 8% 94% 87% 95% 64% 34% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 Percent of Janus Investment Funds . 1st Quartile 2nd Quartile 64% 63% 63% 40% 35% 23% 16% 26% 24% 19% 87% 79% 88% 64% 53% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 Percent of Janus Investment Funds . 1st Quartile 2nd Quartile 67% 71% 76% 78% 57% 25% 18% 19% 14% 24% 92% 89% 95% 92% 81% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 Percent of Janus Investment Funds . 1st Quartile 2nd Quartile

Fundamental Equity: Percent in Top 2 Lipper Quartiles Based on Total Returns 1-Year 3-Year 5-Year Fundamental equity mutual funds continue to post strong relative long-term performance (1) Note: References Lipper relative performance as of 12/31/2011. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. % of Funds % of Assets 76% 63% 64% 38% 40% 13% 13% 31% 29% 20% 89% 76% 94% 68% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 73% 22% 55% 31% 14% 21% 24% 33% 19% 19% 94% 46% 88% 50% 32% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 71% 21% 56% 27% 7% 24% 19% 28% 7% 32% 95% 39% 83% 34% 38% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 68% 70% 75% 77% 52% 25% 19% 21% 15% 27% 93% 89% 96% 92% 79% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 54% 61% 69% 68% 59% 30% 21% 21% 16% 19% 84% 82% 90% 84% 78% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 79% 80% 70% 46% 29% 15% 7% 26% 16% 8% 94% 87% 96% 62% 38% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/07 12/31/08 12/31/09 12/31/10 12/30/11 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile

Mathematical equity performance (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2011 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
Enhanced Plus Composite Gross	7/87	4.37	14.80	0.64	4.61	9.92
Enhanced Plus Composite Net		4.05	14.44	0.33	4.26	9.52
S&P 500® Index		2.11	14.11	(0.25)	2.92	8.40
Difference versus S&P 500® Index Net of Fees		1.94	0.33	0.58	1.34	1.12
Large Cap Growth Composite Gross	7/93	2.23	15.31	1.92	5.04	11.82
Large Cap Growth Composite Net		1.76	14.77	1.45	4.53	11.24
S&P 500® Growth Index		4.65	16.57	2.39	2.78	7.93
Difference versus S&P 500® Growth Index Net of Fees		(2.90)	(1.80)	(0.94)	1.75	3.32
Large Cap Value Composite Gross	7/93	3.34	12.89	(1.28)	5.00	9.46
Large Cap Value Composite Net		2.94	12.45	(1.66)	4.59	9.03
S&P 500® Value Index		(0.48)	11.55	(2.96)	2.92	7.30
Difference versus S&P 500® Value Index Net of Fees		3.42	0.90	1.30	1.67	1.73
Enhanced Index Composite Gross	4/98	3.76	14.60	0.71	3.90	4.05
Enhanced Index Composite Net		3.43	14.23	0.39	3.57	3.70
S&P 500® Index		2.11	14.11	(0.25)	2.92	2.78
Difference versus S&P 500® Index Net of Fees		1.32	0.12	0.64	0.65	0.92
Broad Large Cap Growth Composite Gross	11/00	1.90	18.02	1.30	3.55	0.99
Broad Large Cap Growth Composite Net		1.39	17.42	0.79	3.02	0.46
Russell 1000® Growth Index		2.64	18.02	2.50	2.60	(1.45)
Difference versus Russell 1000® Growth Index Net of Fees		(1.26)	(0.59)	(1.71)	0.42	1.92
Broad Enhanced Plus Composite Gross	4/01	3.83	15.29	0.55	4.58	4.64
Broad Enhanced Plus Composite Net		3.50	14.94	0.25	4.25	4.30
Russell 1000® Index		1.50	14.81	(0.02)	3.34	3.12
Difference versus Russell 1000® Index Net of Fees		1.99	0.13	0.27	0.91	1.18
Large Cap Core Composite Gross	8/01	4.11	14.19	0.43	5.04	4.45
Large Cap Core Composite Net		3.61	13.63	(0.04)	4.56	3.97
S&P 500® Index		2.11	14.11	(0.25)	2.92	2.34
Difference versus S&P 500® Index Net of Fees		1.49	(0.48)	0.21	1.64	1.63
Broad Large Cap Value Composite Gross	8/04	3.81	12.85	(0.75)	-	5.02
Broad Large Cap Value Composite Net		3.41	12.42	(1.12)	-	4.62
Russell 1000® Value Index		0.39	11.55	(2.63)	-	3.62
Difference versus Russell 1000® Value Index Net of Fees		3.02	0.87	1.51	-	1.00

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

25

Mathematical equity performance (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2011 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Core Composite Gross	1/05	(2.66)	11.40	(0.29)	-	4.58
Global Core Composite Net		(3.12)	10.83	(0.81)	-	4.02
MSCI World® Index		(5.01)	11.75	(1.82)	-	2.77
Difference versus MSCI World® Index Net of Fees		1.90	(0.93)	1.00	-	1.24
Broad Large Cap Growth Moderate Gross	12/05	2.51	18.09	1.78	-	2.93
Broad Large Cap Growth Moderate Net		2.26	17.80	1.52	-	2.67
Russell 1000® Growth Index		2.64	18.02	2.50	-	3.47
Difference versus Russell 1000® Growth Index Net of Fees		(0.38)	(0.22)	(0.98)	-	(0.80)
Enhanced Plus USA Gross	1/06	4.73	14.79	0.32	-	2.62
Enhanced Plus USA Net		4.39	14.40	(0.00)	-	2.29
MSCI USA® Index		1.99	14.40	(0.04)	-	2.37
Difference versus MSCI USA® Index Net of Fees		2.39	0.01	0.04	-	(0.08)
International Equity Gross	11/06	(11.04)	8.28	(2.42)	-	(0.61)
International Equity Net		(11.42)	7.82	(2.83)	-	(1.03)
MSCI EAFE® Index		(11.73)	8.15	(4.27)	-	(3.00)
Difference versus MSCI EAFE® Index Net of Fees		0.32	(0.33)	1.43	-	1.97
Market Neutral Gross	12/06	3.36	(0.09)	2.64	-	2.54
Market Neutral Net		2.43	(0.98)	1.73	-	1.63
LIBOR 3-Month Rate		0.35	0.45	1.86	-	1.91
Difference versus LIBOR 3-Month Rate Net of Fees		2.09	(1.43)	(0.13)	-	(0.28)
Broad Enhanced Index Gross	10/08	2.83	14.73	-	-	5.01
Broad Enhanced Index Net		2.60	14.40	-	-	4.71
Russell 1000® Index		1.50	14.81	-	-	5.04
Difference versus Russell 1000® Index Net of Fees		1.10	(0.41)	-	-	(0.32)
Kokusai (Global Core ex Japan) Gross	5/09	(2.74)	-	-	-	15.21
Kokusai (Global Core ex Japan) Net		(3.27)	-	-	-	14.58
MSCI KOKUSAI® World ex Japan Index		(3.98)	-	-	-	15.08
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		0.71	-	-	-	(0.50)
European Equity Gross (EUR)	1/10	(7.62)	-	-	-	6.49
European Equity Net (EUR)		(8.12)	-	-	-	5.91
MSCI Europe® Index (EUR)		(7.51)	-	-	-	1.66
Difference versus MSCI Europe® Index (EUR) Net of Fees		(0.61)	-	-	-	4.24

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

26

For the period ending December 31, 2011, 50%, 50%, 67% and 40% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Value Fund –Class I (12/05); INTECH International Fund – Class I (5/07); INTECH Global Dividend Fund – Class I (12/11). The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. For Large Cap Value from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Value Index (“Barra Value Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Value Index, which later became the S&P 500/Citigroup Value Index (“Citigroup Value Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Value Index and the Citigroup Value Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Value Index. Effective 12/9/2009, the Citigroup Value Index's name was changed to S&P 500 Value Index. The S&P 500 Value Index is a market-capitalization-weighted index developed by Standard and Poor’s consisting of those stocks within the S&P 500 Index that exhibit strong value characteristics. The index measures the performance of the value style of investing in large cap U.S. stocks. The S&P 500 Value Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. With respect to European Equity, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. Mathematical equity performance disclosure

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. For the 1-, 3-, 5- and 10-year periods ending December 31, 2011, 41%, 53%, 79% and 79% of the 46, 43, 39 and 28 Complex-Wide mutual funds; 32%, 60%, 78% and 75% of the 37, 35, 32 and 24 Fundamental Equity mutual funds; and 80%, 25%, 100% and 100% of the 5,4,4 and 4 Fixed Income mutual funds outperformed the majority of their Lipper peers based on total returns. On an asset-weighted basis, 82% of the 28 Complex-Wide mutual funds; 80% of the 24 Fundamental Equity mutual funds; and 100% of the 4 Fixed Income mutual funds outperformed the majority of their Lipper peers based on total returns for the 10-year period. Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Lipper relative rankings. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Funds not ranked by Lipper are not included in the analysis. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history. For the period ending December 31, 2011, 40%, 49% and 57% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 43, 39 and 28 funds, respectively. 43 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales and companies with relatively small market capitalizations. Please see a Janus prospectus for more information about risk, fund holdings and other details.

Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. LIBOR is an interest rate at which banks can borrow funds from other banks in the London interbank market and is fixed on a daily basis by the British Bankers’ Association. LIBOR is derived from a filtered average of the world’s most creditworthy banks’ interbank deposit rates for larger loans with maturities between overnight and one full year. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC (1/12) C-0112-117 Other important disclosures

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2010, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.